EXHIBIT 5

                               ROBERT C. WEAVER, JR.
                                  ATTORNEY AT LAW
                           4475 Mission Blvd., Suite 216
                                San Diego, CA 92109
                        (619) 270-3466: FAX (619) 270-5575

February 13, 1997

Peter D. Hobbs, Chairman
Tollycraft Yacht Corporation
2200 Clinton Avenue
Kelso, Washington  98626

RE:    Tollycraft Yacht Corporation ("Tollycraft") Form S-8 Registration
       Statement

Dear Mr.  Hobbs:

         As special counsel for Tollycraft I have reviewed the Registration Statement on Form S-8 (the "Registration Statement") dated as of the date of this opinion and to be filed by Tollycraft with the Securities and Exchange Commission with respect to 270,411 shares of the $.001 par value Tollycraft common stock under Tollycraft Yacht Corporation's 1996 Employee Stock Option Plan (the "Plan"). As counsel, I have examined such documents, corporate records and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

        Based on the foregoing, I am of the opinion that any shares of Tollycraft common stock issued pursuant to the terms and conditions of the Plan will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.

Very truly yours,


/s/ Robert C. Weaver, Jr., Esq.
---------------------------
Robert C. Weaver, Jr., Esq.